        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MID-CAP EQUITY TRUST
        10f-3 transactions for the period July 29,1999-December 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % of    PRINCIPAL          PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  Assets  AMOUNT             BY GROUP     BROKER(S)
Genentech                        07/20/99   $97.00   30,600    0.315%  $1,940,000,000.00  0.15%       J.P. Morgan
